                               BOCA RESEARCH, INC.

                                   EXHIBIT 11 - CALCULATION OF SHARES USED IN
                                     DETERMINING PRIMARY EARNINGS PER SHARE
                                                  (Unaudited)

                                                 JUNE 30, 1996

                                                                    THREE MONTHS ENDED         SIX MONTHS ENDED
                                                                      JUNE 30, 1996              JUNE 30 1996
                                                                    ------------------         ----------------

Shares outstanding at January 1, 1996 .........................         8,522,759                  8,522,759
Shares issued January 1, 1996 in
  connection with the 1992 Employee
  Stock Purchase Plan .........................................             9,502                      9,502
Shares issued in connection with a
  non-qualified stock option plan .............................            50,552                     30,590
Weighted average of optioned shares
  using the treasury stock method .............................           411,141                    438,285
                                                                        ---------                  ---------
Weighted average primary shares
  outstanding .................................................         8,993,954                  9,001,136
                                                                        =========                  =========

                                                 JUNE 30, 1995

                                                                    THREE MONTHS ENDED         SIX MONTHS ENDED
                                                                      JUNE 30, 1995             JUNE 30, 1995
                                                                    ------------------         ----------------


Shares outstanding at January 1, 1995 .........................         8,424,685                  8,424,685
Shares issued January 1, 1995 in
  connection with the 1992 Employee
  Stock Purchase Plan .........................................             4,932                      4,932
Shares issued in connection with a
  non-qualified stock option plan .............................            14,110                     14,211
Weighted average of optioned shares
  using the treasury stock method .............................           388,397                    323,563
                                                                        ---------                  ---------
Weighted average primary shares
  outstanding .................................................         8,832,124                  8,767,391
                                                                        =========                  =========

                               BOCA RESEARCH, INC.

                                        CALCULATION OF SHARES USED IN
                                DETERMINING FULLY-DILUTED EARNINGS PER SHARE
                                                 (Unaudited)

                                                JUNE 30, 1996

                                                                  THREE MONTHS ENDED        SIX MONTHS ENDED
                                                                      JUNE 30, 1996            JUNE 30 1996
                                                                  ------------------        ----------------


Shares outstanding at January 1, 1996 .................                8,522,759                 8,522,759
Shares issued January 1, 1996 in
  connection with the 1992 Employee
  Stock Purchase Plan .................................                    9,502                     9,502
Shares issued in connection with a
  non-qualified stock option plan .....................                   50,552                    30,590
Weighted average of optioned shares
  using the treasury stock method .....................                  411,141                   438,285
                                                                       ---------                 ---------
Weighted average fully-diluted shares
  outstanding .........................................                8,993,954                 9,001,136
                                                                       =========                 =========

                                                JUNE 30, 1995

                                                                  THREE MONTHS ENDED        SIX MONTHS ENDED
                                                                      JUNE 30, 1995           JUNE 30, 1995
                                                                  ------------------        ----------------




Shares outstanding at January 1, 1995 .................                8,424,685                  8,424,685
Shares issued January 1, 1995 in
  connection with the 1992 Employee
  Stock Purchase Plan .................................                    4,932                      4,932
Shares issued in connection with a
  non-qualified stock option plan .....................                   14,110                     14,211
Weighted average of optioned shares
  using the treasury stock method .....................                  602,921                    602,921
                                                                       ---------                  ---------
Weighted average fully-diluted shares
  outstanding .........................................                9,046,648                  9,046,749
                                                                       =========                  =========








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